FOR IMMEDIATE RELEASE


              INTRICON REPORTS STRONG GROWTH IN 2005 SECOND QUARTER
                   SALES UP 39 PERCENT OVER PRIOR-YEAR PERIOD


ST. PAUL, MINN. -- JULY 27, 2005 -- INTRICON CORPORATION (AMEX: IIN) today announced financial results for its second quarter ended June 30, 2005.

     For the quarter, the company reported sales of $11.6 million, up from $8.4 million for the 2004 second quarter. The 39 percent year-over-year growth--20 percent sequentially from the 2005 first quarter--was driven by sales increases across all of IntriCon's product groups, with medical especially strong, rising 76 percent from the prior-year period. The company reported income from continuing operations for the 2005 second quarter of $673,000, or $.13 per share, from income of $1.4 million, or $.26 per share, for the year-ago period, which included a $3.1 million pre-tax gain related to the sale of IntriCon's Dresher, Pa., property.

     "Demand across all of our product groups increased in the second quarter, fueling record sales for the company's four core markets," said Mark S. Gorder, president and chief executive officer of IntriCon. "We believe that this performance further confirms that our focus on the company's established opportunities in hearing health, professional audio and electronics, and emerging opportunities in medical is the right strategy for success. New products in all of our markets spurred growth during the quarter, and our team is working to continue to further expand our product offering."

     For the six-month period, IntriCon reported sales of $21.4 million and income from continuing operations of $420,000, or $.08 per share. This compares to 2004 six-month sales of $17.7 million and income from continuing operations of $645,000, or $.13 per share, which also included the $3.1 million gain from the sale of the company's Dresher, Pa., property noted above.

     Total 2005 second-quarter net income (which includes both continuing and discontinued operations) was $317,000, or $.06 per share, compared with net income of $2.0 million, or $.38 per share, in 2004. For the six months ended June 30, 2005, total net income was $527,000, or $.10 per share, compared with net income of $1.2 million, or $.23 per share, for the year-ago period.


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IntriCon Corporation
July 27, 2005
Page 2


     Gorder stated: "IntriCon's transition from its legacy businesses is complete. We've divested all non-core assets and are now focused on building our business in the four key markets that we believe offer meaningful growth opportunities, based on our competencies."


BUSINESS UPDATE
     For the second quarter, professional audio sales increased due to demand for all products, and in particular, IntriCon's I-Mic device, an ear-worn microphone for the entertainment, broadcast and public speaking markets. Hearing-health sales benefited from new platforms in IntriCon's advanced line of amplifier assemblies and full systems based on Digital Signal Processing (DSP). Medical product orders strengthened with growth in existing projects and the continued ramp-up of new projects with several leading medical OEM customers.

     During the quarter, IntriCon continued to shift certain production to its Singapore facility, which offers customers a low-cost manufacturing option. In addition, the company recently partnered with a Malaysian firm to further reduce manufacturing costs.

     Said Gorder, "We strive both to increase savings for customers and speed time to market. Our facility in Singapore and our new partnership in Malaysia allow us to accomplish that while maintaining our rigorous quality standards."


GROWTH STRATEGY
     IntriCon gained significant traction across its four markets during the second quarter--growing sales 39 percent over the prior-year second quarter and 20 percent compared to the first quarter of 2005. The company's focus remains on medical, hearing health, professional audio communications and electronics.

     Said Gorder, "With our strong expertise and core competencies in the robotic manufacture of miniature and micro-miniature electronics products, we believe we are well suited to compete in our markets, and in particular, in the growing medical device market. As we've previously stated, medical will continue to be a key initiative for IntriCon going forward, and we're encouraged by the 76 percent year-over-year gain."



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IntriCon Corporation
July 27, 2005
Page 3


ABOUT INTRICON CORPORATION
Headquartered in Arden Hills, Minn., IntriCon, formerly Selas Corporation of America, designs, develops, engineers and manufactures microminiaturized medical and electronic products. The company supplies microminiaturized components, systems and molded plastic parts, primarily to the hearing instrument manufacturing industry, as well as the computer, government, electronics, telecommunications and medical equipment industries. The company has facilities in the United States, Asia and Europe. IntriCon common stock trades under the symbol "IIN" on the American Stock Exchange. The company's Web site address is www.intricon.com.

FORWARD-LOOKING STATEMENTS
Statements made in this release and in IntriCon's other public filings and releases that are not historical facts or that include forward-looking terminology such as "may", "will", "believe", "expect", "optimistic" or "continue" or the negative thereof or other variations thereon are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning future growth, future improved financial performance, emerging prospects and the positioning of the company to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are, in some cases beyond the company's control, and may cause the company's actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the company may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company's products, ability to create and market products in a timely manner, risks arising in connection with the insolvency of Selas SAS, competition by competitors with more resources than the company, foreign currency risks arising from the company's foreign operations, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

CONTACTS
At IntriCon:                        At Padilla Speer Beardsley:
William J. Kullback, CFO            Marian Briggs/Matt Sullivan
651-604-9638                        612-455-1700
bkullback@intricon.com              mbriggs@psbpr.com / msullivan@psbpr.com



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IntriCon Corporation
July 27, 2005
Page 4


INTRICON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                         Three Months Ended
                                                         ------------------
                                                                      Restated
                                                     June 30,          June 30,
                                                       2005              2004
                                                  ------------     -------------
Sales, net                                        $ 11,601,372     $  8,354,419

Cost of sales                                        8,190,293        6,296,374
                                                  ------------     ------------
Gross margin                                         3,411,109        2,058,045


Operating expenses:

  Selling expense                                      884,616          937,488
  General and administrative expense                 1,284,519        1,330,172
  Research and development expense                     358,820          415,149
                                                  ------------     ------------

  Total operating expenses                           2,527,955        2,682,809

Gain on sale of asset held for sale                         --        3,109,627

Operating income                                       883,154        2,484,863

  Interest expense                                    (107,622)        (151,825)
  Interest income                                       19,538              504
  Other income, net                                     70,882            4,388
                                                  ------------     ------------

Income from continuing operations
  before income taxes                                  865,952        2,337,930

Income tax expense                                     192,595          979,004
                                                  ------------     ------------

Income from continuing operations                      673,356        1,358,926

Income (loss)from discontinued operations,
 net of income tax expense (benefit)                  (356,415)         608,778
                                                  ------------     ------------

Net income                                        $    316,941     $  1,967,704
                                                  ============     ============

Income (loss) per share:
  Basic:
    Continuing operations                         $        .13     $        .26
    Discontinued operations                               (.07)             .12
                                                  ------------     ------------
                                                  $        .06     $        .38
                                                  ============     ============
  Diluted:
    Continuing operations                         $        .13     $        .26
    Discontinued operations                               (.07)             .12
                                                  ------------     ------------
                                                  $        .06     $        .38
                                                  ============     ============
Average shares outstanding:

  Basic                                              5,129,214        5,129,214
  Diluted                                            5,286,903        5,151,436



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IntriCon Corporation
July 27, 2005
Page 5


INTRICON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)


                                                          Six Months Ended
                                                          ----------------
                                                                      Restated
                                                     June 30,         June 30,
                                                       2005             2004
                                                   ------------    -------------
Sales, net                                         $ 21,387,546    $ 17,692,497

Cost of sales                                        15,594,065      13,213,643
                                                   ------------    ------------
Gross margin                                          5,793,481       4,478,854


Operating expenses:

  Selling expense                                     1,688,214       1,928,296
  General and administrative expense                  2,536,933       2,895,387
  Research and development expense                      765,754         875,783
                                                   ------------    ------------

  Total operating expenses                            4,990,901       5,699,466

Gain on sale of asset held for sale                          --       3,109,627

Operating income                                        802,580       1,889,015

  Interest expense                                     (219,665)       (247,901)
  Interest income                                        18,582           1,345
  Other income, net                                     106,754          99,251
                                                   ------------    ------------

Income from continuing operations
  before income taxes                                   708,251       1,741,710

Income tax expense                                      288,421       1,096,410
                                                   ------------    ------------

Incoming from continuing operations                     419,830         645,300

Income from discontinued operations,
 net of income tax expense
                                                        107,341         529,891
                                                   ------------    ------------

Net income                                         $    527,171    $  1,175,191
                                                   ============    ============

Income per share:
  Basic:
    Continuing operations                          $        .08    $        .13
    Discontinued operations                                 .02             .10
                                                   ------------    ------------
                                                   $        .10    $        .23
                                                   ============    ============
  Diluted:
    Continuing operations                          $        .08    $        .13
    Discontinued operations                                 .02             .10
                                                   ------------    ------------
                                                   $        .10    $        .23
                                                   ============    ============
Average shares outstanding:

  Basic                                               5,129,214       5,129,214
  Diluted                                             5,291,396       5,149,467



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IntriCon Corporation
July 27, 2005
Page 6


INTRICON CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
ASSETS
(UNAUDITED)

                                                                      Restated
                                                     June 30,       December 31,
                                                      2005              2004
                                                   -----------      ------------
Current assets:

Cash                                               $   155,603      $   246,430


Restricted cash                                        438,917          449,613

Accounts receivable (less allowance for
  doubtful accounts of $178,000
  in 2005 and $177,000 in 2004)
                                                     5,907,846        4,996,705

Inventories                                          5,740,390        4,287,643

Refundable Income Tax                                   17,726           46,163

Other current assets                                   435,583          379,318

Assets of discontinued operations                           --        6,834,256
                                                   -----------      -----------

    Total current assets                            12,696,065       17,240,128

Property, plant and equipment:

  Land                                                 170,500          170,500
  Buildings                                          1,732,914        1,732,914
  Machinery and equipment                           26,305,746       25,635,452
                                                   -----------      -----------

                                                    28,209,160       27,538,866

  Less: Accumulated depreciation                    21,149,999       20,260,792
                                                   -----------      -----------

    Net property, plant and equipment                7,059,161        7,278,074

Note receivable from sale of discontinued
  operations
                                                       575,000               --

Goodwill                                             5,264,585        5,264,585

Other assets, net                                    1,098,892        1,156,449
                                                   -----------      -----------

                                                   $26,693,703      $30,939,236
                                                   ===========      ===========



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IntriCon Corporation
July 27, 2005
Page 7


INTRICON CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                      Restated
                                                   June 30,         December 31,
Current liabilities:                                 2005               2004
                                                 ------------      -------------

  Notes payable                                  $  3,222,324      $  3,740,393

  Checks written in excess of cash                    153,555           665,098

  Current maturities of long-term debt                 54,051         1,458,470

  Accounts payable                                  3,441,754         2,211,909

  Income taxes payable                                282,582                --

  Customer's advance payments on contracts             78,616            75,000

  Liabilities of discontinued operations                   --         4,266,899

  Other accrued liabilities                         2,930,098         2,638,889
                                                 ------------      ------------

      Total current liabilities                    10,162,980        15,056,658

Long term debt, less current maturities               218,040                --

Other postretirement benefit obligations            2,404,964         2,710,106

Deferred income taxes                                  29,586           143,902

Accrued pension liabilities                           875,416           900,713


Commitments and contingencies

Shareholders' equity:

  Common shares, $1 par; 10,000,000 shares
       authorized; 5,644,968 shares issued          5,644,968         5,644,968

  Additional paid-in capital                       12,025,790        12,025,790

  Accumulated deficit                              (3,153,540)       (3,680,704)

  Accumulated other comprehensive loss               (249,423)         (597,119)

  Less:  515,754 common shares held
         in treasury, at cost                      (1,265,078)       (1,265,078)
                                                 ------------      ------------

      Total shareholders' equity                   13,002,717        12,127,857
                                                 ------------      ------------

                                                 $ 26,693,703      $ 30,939,236
                                                 ============      ============


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